FIRST AMENDMENT TO
                              GUILFORD MILLS, INC.
                               EXCESS BENEFIT PLAN

                     THIS DECLARATION OF AMENDMENT, made and entered into as of the _____ day of _________________ 2001, by Guilford Mills, Inc. (the
"Employer"), a North Carolina corporation with its principal office at Greensboro, North Carolina, to the Guilford Mills, Inc. Excess Benefit Plan (the "Plan").

                                R E C I T A L S:
                                - - - - - - - -

                     WHEREAS, the Employer has established the Plan, which is a non-qualified plan excess benefit plan established to provide supplemental retirement and death benefits in excess of the maximum benefit limitations of
Section 415 of the Internal Revenue Code or the compensation limits of Section 401(a)(17) of the Internal Revenue Code, for a select group of management and highly compensated employees who are determined to be eligible to participate in the Plan; and

                     WHEREAS, the Employer has authority under Section 10.03 of the Plan to amend the Plan at any time. NOW, THEREFORE, effective February 16, 2001, the Plan shall be amended as follows:

                     1. Sections 2.01(d), 2.01(i), and 2.01(1) shall be amended by deleting those sections in their entirety and replacing them with new Sections 2.01(d), 2.01(i) and 2.01(1) so that those sections, as amended, shall read as follows:

2.          2.01     DEFINITIONS.
                     -----------

                                      * * *

                      (d) "Advisory Committee" shall mean the Plan's Advisory Committee as appointed by the Company."

                                      * * *

                      (i) "Compensation" shall mean the total cash compensation, including bonuses and overtime, paid to a Participant by the Employer or an Affiliated Entity during the Plan Year while a Participant in the Plan, but excluding commission, reimbursement for expenses and Employer contributions paid under this Plan or any qualified retirement plan, deferred compensation plan or welfare plan. For any Plan Year in which a Participant was not a participant in the Plan at the beginning of the year, his Compensation shall be deemed to be remuneration as determined above for that portion of the Plan Year during which he is a Participant. The inclusion of any additional compensation shall be determined by the Advisory Committee.




NY2:\1115041\01\NWDD01!.DOC\51040.0001

                     (1)       [RESERVED]

                     2. Section 5.02(b) shall be amended by deleting Section 5.02(b) in its entirety and replacing it with a new Section 5.02(b), so that such section, as amended, shall read as follows:

                     5.02      VALUATION OF ACCOUNTS.

                                      * * *

                     (b) Allocation of Investment Gains or Losses. Second, as of each Valuation Date, the Advisory Committee shall adjust the Accounts to reflect earnings (or losses) attributable to the Accounts. Earnings (or losses) on amounts in the Account for each Participant shall accrue commencing on the date the Account first has a positive balance and shall continue to accrue until the entire balance in the Account has been distributed.

3. Section 6.03 shall be amended by deleting Section 6.03 in its entirety and replacing it with a new Section 6.03, so that such section, as amended, shall read as follows:

                     6.03 FORM AND COMMENCEMENT OF RETIREMENT BENEFIT. The retirement benefit shall be payable to the Participant in a lump sum. However, before payment to the Participant of his retirement benefit commences hereunder, the Participant may irrevocably elect, subject to the approval of the Advisory Committee, to receive his retirement benefit in monthly, quarterly, or annual installments over a fixed period of time, not exceeding fifteen (15) years. Payments hereunder shall begin within sixty (60) days following the later of the Participant's Normal Retirement Date or the date of his actual retirement, or as soon thereafter as administratively practicable.

4. Section 6.04 shall be amended by deleting Section 6.04 in its entirety and replacing it with a new Section 6.04, so that such section, as amended, shall read as follows:

                     6.04      [RESERVED]

5. Section 6.05 shall be amended by deleting Section 6.05 in its entirety and replacing it with a new Section 6.05, so that such section, as amended, shall read as follows:

                     6.05 DEATH OF PARTICIPANT. If a Participant entitled to a retirement benefit under this Article VI dies after terminating employment with the Company and before payment of such benefit has begun, then the Participant's Designated Beneficiary shall receive the Participant's retirement benefit in a lump sum. Payments hereunder shall begin within sixty (60) days following the date on


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
           which the Participant's death occurs, or as soon thereafter as administratively practicable.

6. Section 7.03 shall be amended by deleting Section 7.03 in its entirety and replacing it with a new Section 7.03, so that such section, as amended, shall read as follows:

                     7.03 FORM AND COMMENCEMENT OF DEATH BENEFIT. The death benefit shall be payable to the Participant's Designated Beneficiary in a lump sum. Payments hereunder shall begin within sixty (60) days following the date on which the Participant's death occurs, or as soon thereafter as administratively practicable.

7. Section 8.03 shall be amended by deleting Section 8.03 in its entirety and replacing it with a new Section 8.03, so that such section, as amended, shall read as follows:

                     8.03 FORM AND COMMENCEMENT OF SEVERANCE BENEFIT. The severance benefit shall be payable to the Participant in a lump sum. However, before payment to the Participant of his severance benefit commences hereunder, the Participant may elect, subject to the approval of the Advisory Committee, to receive his severance benefit in monthly, quarterly, or annual installments over a fixed period of time, not exceeding fifteen (15) years. Payments hereunder shall begin within sixty (60) days following the Participant's Normal Retirement Date, or as soon thereafter as administratively practicable.

8. Section 8.06 shall be amended by deleting Section 8.06 in its entirety and replacing it with a new Section 8.06, so that such section, as amended, shall read as follows:

                     8.06 DEATH OF A PARTICIPANT. If a Participant entitled to a severance benefit under this Article VIII dies before his Normal Retirement Date, then the Participant's Designated Beneficiary shall receive the amount of the severance benefit described in this Article VIII in a lump sum. Payments hereunder shall begin within sixty (60) days following the date on which the Participant's death occurs, or as soon thereafter as administratively practicable.

9. Section 9.02 shall be amended by deleting Section 9.02 in its entirety and replacing it with a new Section 9.02, so that such section, as amended, shall read as follows:

                     9.02 AMOUNT OF BENEFIT. A disabled Participant shall be entitled to a disability benefit equal to the full value of his Accrued Benefit under the Plan, determined as of the Valuation Date immediately preceding his Disability Retirement Date. A Participant who becomes totally disabled prior to his separation from service


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
           with the Employer shall immediately become 100% vested in his Accrued Benefit under the Plan.

10. Section 9.03 shall be amended by deleting Section 9.03 in its entirety and replacing it with a new Section 9.03, so that such section, as amended, shall read as follows:

                     9.03 FORM AND COMMENCEMENT OF BENEFIT. The disability benefit shall be payable to the Participant in a lump sum. Payments hereunder shall begin within sixty (60) days following the date on which the Advisory Committee determines the Participant is totally disabled for purposes of the Plan, or as soon thereafter as administratively practicable.

11. Section 9.04 shall be amended by deleting Section 9.04 in its entirety and replacing it with a new Section 9.04, so that such section, as amended, shall read as follows:

                     9.04 DEATH OF A PARTICIPANT. If a Participant entitled to a disability benefit under this Article IX dies prior to commencement of payment of his disability benefit hereunder, then the Participant's Designated Beneficiary shall receive the amount of the disability benefit described in this Article IX in a lump sum. Payments hereunder shall begin within sixty (60) days following the date on which the Participant's death occurs, or as soon thereafter as administratively practicable.

12. Section 10.02 shall be amended by deleting Section 10.02 in its entirety and replacing it with a new Section 10.02, so that such section, as amended, shall read as follows:

                     10.02 PREPAYMENT. The Advisory Committee may, in its sole discretion, prepay all or any part of the monthly, quarterly or annual installments remaining to be paid to a Participant or his Designated Beneficiary who has elected to receive benefits under this Plan in the form of installments. Receipt thereof by the Participant or Designated Beneficiary shall be in full satisfaction of all remaining obligations of the Company under the Plan.

13. Add a new Section 10.05 to the Plan as the second to last section of Article X as follows:

                     10.05 UNFORESEEN FINANCIAL EMERGENCY. "Unforeseeable Financial Emergency" means a severe financial hardship of the Participant resulting from:

                     (a) A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant.


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
                     (b) Loss of Participant's principal residence due to casualty; or

                     (c) Such other similar extraordinary and unforeseeable circumstances resulting from events beyond the control of the Participant.

                     A Participant who has an Unforeseeable Financial Emergency may request a distribution of that amount of his Accrued Benefit which will satisfy the financial emergency.

                     Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Advisory Committee.

14. Add a new Section 10.06 to the Plan as the last section of Article X as follows:

                     10.06 CHANGE IN CONTROL. If a Change in Control occurs, the Participants will become 100% vested in their Accrued Benefit, and if the Participant has so elected, the vested portion of the Participant's Accrued Benefit, including all hypothetical gains and losses, will be paid to the Participant, or the Participant's beneficiaries, within 45 days following the Change in Control. A "Change in Control" shall be deemed to have occurred upon the happening of any of the following:

                     (a) the consummation of a plan of merger or consolidation of Guilford Mills, Inc. with any other corporation or association other than a subsidiary of Guilford Mills, Inc. as a result of which the holders of the voting capital stock of Guilford Mills, Inc. receive less than fifty-one percent (51%) of the voting capital stock of the surviving or resulting corporation;

                     (b) the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Guilford Mills, Inc. (other than as security for the obligations of Guilford Mills, Inc.);

                     (c) the approval by the shareholders of Guilford Mills, Inc. of any plan or proposal for the liquidation or dissolution of Guilford Mills, Inc.;

                     (d) the acquisition by any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act, as amended (the "Exchange Act")), after the date this plan is executed, directly or indirectly, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of Guilford Mills, Inc. representing in the aggregate twenty percent (20%) or more of the voting power of all then outstanding securities of Guilford Mills, Inc. having the right under ordinary circumstances to vote in an election of the Board of Directors; or

                     (e) the failure, for any reason, during any period of two consecutive years, of the individuals who, at the beginning of such period, constitute the entire Board of Directors and any new directors whose election by the Board, or whose nomination for election by the shareholders, shall have been approved by a vote of at least two-thirds (2/3) of the directors of the Board then still in office who either were directors at the beginning of the period or whose election or nomination for election shall previously have been so approved, to constitute a majority of the members of the Board.
















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
                     IN WITNESS WHEREOF, this Declaration of Amendment has been executed on behalf of the Employer on the day and year first above stated.



                                      GUILFORD MILLS, INC.

                                      By: /s/ Richard E. Novak
                                          ------------------------------------
                                          Vice President



ATTEST:


/s/ Beth Mungo
---------------------------------
Benefits Manager


[Corporate Seal]













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